EXHIBIT (h)(18)

FUND OF FUNDS INVESTMENT AGREEMENT
This Fund of Funds Investment Agreement (this “Agreement”), effective as of February 3, 2022 (the “Effective Date”), is made among the Neuberger Berman Alternative Funds, Neuberger Berman Equity Funds, Neuberger Berman Income Funds, Neuberger Berman Advisers Management Trust and Neuberger Berman ETF Trust (each, a “NB Trust”), on behalf of each of their series listed on Schedule A, severally and not jointly (each, the “Acquiring Fund”), and SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust (each, a “Trust”), each on behalf of their series listed on Schedule B, severally and not jointly (each, the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).
WHEREAS, each Fund is registered with the U.S. Securities  and  Exchange  Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);
WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;
WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Fund, to invest in shares of other registered investment companies, such as the Acquired Fund, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and
WHEREAS, the Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule.
NOW THEREFORE, in accordance with the Rule, the Acquiring Fund and the Acquired Fund desire to set forth the following terms pursuant to which the Acquiring Fund may invest in the Acquired Fund in reliance on the Rule.
1.	Terms of Investment
(a)  In order to help reasonably address the risk of undue influence on the Acquired Fund by the Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, the Acquiring Fund and the Acquired Fund agree as follows:

(i)  Redemptions. The Acquiring Fund acknowledges and agrees that it is not an Authorized Participant, as defined in Rule 6c-11 under the 1940 Act, and has no ability to directly redeem shares from the Acquired Fund.
(ii)  Scale of investment. Upon a reasonable request by the Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

(b)  In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in the Acquired Fund, the Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.
(c)  The agreements contained in paragraphs 1(a)(ii) and 1(b) apply only with respect to an investment by the Acquiring Fund in the Acquired Fund that exceeds the limits in Section 12(d)(1)(A) of the 1940 Act.
2.	Covenants of the Acquired Fund
(a)  In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Fund; (ii) comply with its obligations under this Agreement; and
(iii) promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.
(b)  The Acquired Fund agrees that any information regarding planned purchases or sales of shares of the Acquired Fund provided pursuant to Section 1 will be treated confidentially, used solely for the purposes of this Agreement, and will not be disclosed to any third party without the prior consent of the Acquiring Fund, except for directors/trustees, officers, employees, accountants, legal counsel, investment advisers and other advisers of the Acquired Fund and its affiliates on a need-to-know basis and solely for the purposes of this Agreement.
3.	Covenants of the Acquiring Fund
(a)  In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if the Acquiring Fund fails to comply with the Rule with respect to its investment in the Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.
(b)  Any of the provisions of this Agreement notwithstanding, the Acquiring Fund represents and warrants to the Acquired Fund that it operates, and will continue to operate, in compliance with the 1940 Act, and the SEC’s rules and regulations thereunder. The Acquiring Fund agrees that the Acquired Fund is entitled to rely on the representations contained in this Agreement and that the Acquired Fund has no independent duty to monitor the Acquiring Fund’s or its investment adviser’s or, if applicable, its subadviser’s compliance with this Agreement, the 1940 Act, or the SEC’s rules and regulations thereunder.
(c)  The Acquiring Fund shall provide the Acquired Fund with information regarding the amount of the Acquiring Fund’s investments in the Acquired Fund upon the Acquired Fund’s reasonable request.

(d)  Notwithstanding anything herein to the contrary, to the extent the Acquiring Fund, the investment adviser to the Acquiring Fund or, if applicable, the subadviser to the Acquiring Fund has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker- dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, the Acquiring Fund will: (a) not make an investment in the Acquired Fund that causes the Acquiring Fund to hold 5% or more of the Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.
4.	Notices
All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:
Neuberger Berman - Mutual Funds Attn: Mutual Fund Administration 1290 Avenue of the Americas New York, NY 10104 Email: NB_Fund_of_Funds@nb.com	State Street Global Advisors One Iron Street Boston, MA 02210 Attn: Global Funds Management Email: NewFoFRule@SSGA.com
With a copy to: Neuberger Berman - General Counsel, Mutual Funds 1290 Avenue of the Americas New York, NY 10104 Email: NB_Fund_of_Funds@nb.com	With a copy to: State Street Global Advisors One Iron Street Boston, MA 02210 Attn: Legal Department Email: NewFoFRule@SSGA.com

5.	Term and Termination; Assignment; Amendment
(a)  This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Fund’s reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated.
(b)  This Agreement shall continue until terminated in writing: (i) by either party upon sixty (60) days’ notice to the other party; or (ii) in the event of a material breach of this Agreement, upon written notice to the breaching party, which may be given in the sole discretion of the non- breaching party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.
(c)  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other. Any purported assignment of rights in violation of this Section is void.
(d)  Other than as provided in Section 7(b), this Agreement may be amended only by a writing that is signed by each affected party.
(e)  In any action involving the Acquiring Fund under this Agreement, the Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any of the other Acquiring Funds.
(f)  In any action involving the Acquired Fund under this Agreement, the Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any of the other Acquired Funds.
(g)  The Acquiring Fund and the Acquired Fund may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.
6.	Indemnification
(a)  Each Fund (an “Indemnifying Fund”), severally and not jointly, agrees to hold harmless, indemnify and defend each other Fund (an “Indemnitee Fund”), including any principals, directors or trustees, officers, employees and agents (“Agents”) of the Indemnitee Fund, against and from any and all losses, costs, expenses and liabilities incurred by or claims or actions (“Claims”) asserted against the Indemnitee Fund, including any of its Agents, to the extent such Claims result from a violation of any provision of this Agreement by the Indemnifying Fund or its Agents or result from any willful misfeasance, bad faith, reckless disregard or gross negligence of the Indemnifying Fund or its Agents in the performance of any of its duties or obligations hereunder. Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. Notwithstanding the foregoing, the Indemnifying Fund shall not be responsible for any Claim against the Indemnitee Fund or its Agents to the extent such Claim results from a violation of any provision of this Agreement by the Indemnitee Fund or its Agents or results from any willful misfeasance, bad faith, reckless disregard or gross negligence of the Indemnitee Fund or its Agents in the performance of any of its duties or obligations hereunder. This Section shall survive any termination of this Agreement.

(b)  Any liability pursuant to the forgoing provision shall be several and not joint. In any action involving the parties under this Agreement, the parties agree to look solely to the individual Acquiring Fund(s) or Acquired Fund(s) that is/are involved in the matter in controversy and not to any other Acquiring Fund or Acquired Fund.
7.	Additional Funds; Removal of Funds
(a)  In the event that any party wishes to include one or more series in addition to those originally set forth on Schedule A or Schedule B (each such series a “New Fund”), such party shall so notify the other party in writing, and, upon written agreement, each New Fund shall hereunder become an Acquiring Fund or an Acquired Fund, as the case may be, and Schedule A or Schedule B, as appropriate, shall be amended accordingly.
(b)  In the event that a Trust wishes to no longer make the Acquired Fund available under this Agreement, the Trust shall so notify the Acquiring Fund in writing by providing the Acquiring Fund an amended Schedule B that does not include the Acquired Fund. Upon the Acquiring Fund’s receipt of such amended Schedule B, the amended Schedule B shall be made a part of this Agreement and supersede the prior Schedule B. Except as modified by amended Schedule B, all other terms and conditions of this Agreement shall remain in full force.
8.	Severability
If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for both parties remain valid, legal and enforceable.
9.	Governing Law
(a)  This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.
(b)  In the case of the Acquired Fund, a copy of the Declaration of Trust of the applicable Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the Acquired Fund shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the Acquired Fund.
(c)  It is expressly agreed that the obligations of each Acquiring Fund, including each NB Trust, shall not be binding upon any of the trustees, officers, agents or employees of such NB Trust or upon the shareholders of any of the Acquiring Funds personally, but shall only bind the assets and property of such NB Trust, as provided in its Trust Instrument. The execution and delivery of this Agreement have been authorized by the Trustees of such NB Trust and this Agreement has been executed and delivered by an authorized officer of such NB Trust acting as such. Neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.
10.	Consequential Damages

Under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provision of this Agreement, even if such party had been advised of the possibility of such loss or damages.
11.	Entire Agreement
(a)  This Agreement contains the entire understanding and agreement of the parties. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.
(b)  The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between the Acquiring Fund and the Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to permit investments beyond the statutory limits of Section 12(d)(1)(A) and (B) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SPDR SERIES TRUST
SPDR INDEX SHARES FUNDS
SSGA ACTIVE TRUST
(each on behalf of their series listed on Schedule B, severally and not jointly)

By:	/s/ Ann M. Carpenter

Name:	Ann M. Carpenter

Title:	Vice President / Deputy Treasurer

[Remainder of page intentionally left blank; Acquiring Fund signature page follows]

Acquiring Funds
NEUBERGER BERMAN ALTERNATIVE FUNDS
NEUBERGER BERMAN EQUITY FUNDS
NEUBERGER BERMAN INCOME FUNDS
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
NEUBERGER BERMAN ETF TRUST
(each on behalf of their series listed on Schedule A, severally and not jointly)
By:	/s/ Brian Kerrane

Name:	Brian Kerrane

Title:	COO - Funds – Vice President

SCHEDULE A
List of Acquiring Fund(s) to Which the Agreement Applies
Acquiring Funds
Neuberger Berman Alternative Funds
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Commodity Strategy Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Long Short Fund
Neuberger Berman U.S. Equity Index PutWrite Strategy Fund.
Neuberger Berman Equity Funds
Neuberger Berman Dividend Growth Fund
Neuberger Berman Emerging Markets Equity Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman Greater China Equity Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Equity Fund
Neuberger Berman International Select Fund
Neuberger Berman International Small Cap Fund
Neuberger Berman Intrinsic Value Fund
Neuberger Berman Large Cap Value Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Mid Cap Intrinsic Value Fund
Neuberger Berman Multi-Cap Opportunities Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Small Cap Growth Fund
Neuberger Berman Sustainable Equity Fund
Neuberger Berman U.S. Equity Impact Fund.
Neuberger Berman Income Funds
Neuberger Berman Core Bond Fund
Neuberger Berman Emerging Markets Debt Fund
Neuberger Berman Floating Rate Income Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal High Income Fund
Neuberger Berman Municipal Impact Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Strategic Income Fund.

Neuberger Berman Advisers Management Trust
International Equity Portfolio
Mid-Cap Growth Portfolio
Mid Cap Intrinsic Value Portfolio
Real Estate Portfolio
Short Duration Bond Portfolio
Sustainable Equity Portfolio
U.S. Equity Index PutWrite Strategy Portfolio.
Neuberger Berman ETF Trust
Neuberger Berman Carbon Transition Infrastructure ETF
Neuberger Berman Disrupters ETF
Neuberger Berman Next Generation Connected Consumer ETF.

SCHEDULE B (as of 10-1-21)
List of Acquired Funds to Which the Agreement Applies

Fund Name	Ticker	Trust
SPDR Dow Jones International Real Estate ETF	RWX	SPDR Index Shares Funds
SPDR Dow Jones Global Real Estate ETF	RWO	SPDR Index Shares Funds
SPDR EURO STOXX 50 ETF	FEZ	SPDR Index Shares Funds
SPDR MSCI ACWI ex-US ETF	CWI	SPDR Index Shares Funds
SPDR Portfolio MSCI Global Stock Market ETF	SPGM	SPDR Index Shares Funds
SPDR MSCI ACWI Low Carbon Target ETF	LOWC	SPDR Index Shares Funds
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	EFAX	SPDR Index Shares Funds
SPDR MSCI EAFE StrategicFactors ETF	QEFA	SPDR Index Shares Funds
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	EEMX	SPDR Index Shares Funds
SPDR MSCI Emerging Markets StrategicFactors ETF	QEMM	SPDR Index Shares Funds
SPDR MSCI World StrategicFactors ETF	QWLD	SPDR Index Shares Funds
SPDR S&P Emerging Asia Pacific ETF	GMF	SPDR Index Shares Funds
SPDR S&P North American Natural Resources ETF	NANR	SPDR Index Shares Funds
SPDR S&P China ETF	GXC	SPDR Index Shares Funds
SPDR Portfolio Developed World ex-US ETF	SPDW	SPDR Index Shares Funds
SPDR S&P International Small Cap ETF	GWX	SPDR Index Shares Funds
SPDR Portfolio Emerging Markets ETF	SPEM	SPDR Index Shares Funds
SPDR S&P Emerging Markets Dividend ETF	EDIV	SPDR Index Shares Funds
SPDR S&P Emerging Markets Small Cap ETF	EWX	SPDR Index Shares Funds
SPDR S&P Global Dividend ETF	WDIV	SPDR Index Shares Funds
SPDR S&P Global Infrastructure ETF	GII	SPDR Index Shares Funds
SPDR S&P Global Natural Resources ETF	GNR	SPDR Index Shares Funds
SPDR S&P International Dividend ETF	DWX	SPDR Index Shares Funds
SPDR Portfolio Europe ETF	SPEU	SPDR Index Shares Funds
SPDR Bloomberg Barclays 1-10 Year TIPS ETF	TIPX	SPDR Series Trust
SPDR Bloomberg Barclays 1-3 Month T-Bill ETF	BIL	SPDR Series Trust
SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	BWZ	SPDR Series Trust
SPDR Portfolio Short Term Treasury ETF	SPTS	SPDR Series Trust
SPDR Portfolio Intermediate Term Treasury ETF	SPTI	SPDR Series Trust
SPDR Bloomberg Barclays 3-12 Month T-Bill ETF	BILS	SPDR Series Trust
SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	EBND	SPDR Series Trust
SPDR Bloomberg Barclays Emerging Markets USD Bond ETF	EMHC	SPDR Series Trust
SPDR Bloomberg Barclays International Corporate Bond ETF	IBND	SPDR Series Trust
SPDR Bloomberg Barclays International Treasury Bond ETF	BWX	SPDR Series Trust
SPDR Bloomberg Barclays High Yield Bond ETF	JNK	SPDR Series Trust
SPDR Portfolio Intermediate Term Corporate Bond ETF	SPIB	SPDR Series Trust
SPDR Portfolio Long Term Corporate Bond ETF	SPLB	SPDR Series Trust
SPDR Portfolio Long Term Treasury ETF	SPTL	SPDR Series Trust
SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	SHM	SPDR Series Trust
SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	TFI	SPDR Series Trust
SPDR Nuveen Bloomberg Barclays High Yield Municipal Bond ETF	HYMB	SPDR Series Trust
SPDR Portfolio Short Term Corporate Bond ETF	SPSB	SPDR Series Trust
SPDR Portfolio Aggregate Bond ETF	SPAB	SPDR Series Trust
SPDR Bloomberg Barclays Convertible Securities ETF	CWB	SPDR Series Trust
SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	FLRN	SPDR Series Trust
SPDR Portfolio TIPS ETF	SPIP	SPDR Series Trust
SPDR Portfolio Mortgage Backed Bond ETF	SPMB	SPDR Series Trust
SPDR Portfolio Corporate Bond ETF	SPBO	SPDR Series Trust
SPDR Bloomberg Barclays Short Term High Yield Bond ETF	SJNK	SPDR Series Trust
SPDR Bloomberg SASB Corporate Bond ESG Select ETF	RBND	SPDR Series Trust
SPDR Dow Jones REIT ETF	RWR	SPDR Series Trust
SPDR FactSet Innovative Technology ETF	XITK	SPDR Series Trust
SPDR FTSE International Government Inflation-Protected Bond ETF	WIP	SPDR Series Trust
SPDR Global Dow ETF	DGT	SPDR Series Trust
SPDR Portfolio High Yield Bond ETF	SPHY	SPDR Series Trust
SPDR ICE Preferred Securities ETF	PSK	SPDR Series Trust
SPDR MSCI USA StrategicFactors ETF	QUS	SPDR Series Trust
SPDR NYSE Technology ETF	XNTK	SPDR Series Trust
SPDR Russell 1000 Low Volatility Focus ETF	ONEV	SPDR Series Trust
SPDR Russell 1000 Momentum Focus ETF	ONEO	SPDR Series Trust
SPDR Russell 1000 Yield Focus ETF	ONEY	SPDR Series Trust
SPDR S&P 1500 Value Tilt ETF	VLU	SPDR Series Trust
SPDR S&P 1500 Momentum Tilt ETF	MMTM	SPDR Series Trust
SPDR S&P 500 ESG ETF	EFIV	SPDR Series Trust
SPDR S&P 500 Fossil Fuel Reserves Free ETF	SPYX	SPDR Series Trust
SPDR Portfolio S&P 500 Growth ETF	SPYG	SPDR Series Trust
SPDR Portfolio S&P 500 High Dividend ETF	SPYD	SPDR Series Trust
SPDR Portfolio S&P 500 ETF	SPLG	SPDR Series Trust
SPDR Portfolio S&P 500 Value ETF	SPYV	SPDR Series Trust
SPDR S&P Aerospace & Defense ETF	XAR	SPDR Series Trust
SPDR S&P Bank ETF	KBE	SPDR Series Trust
SPDR S&P Biotech ETF	XBI	SPDR Series Trust
SPDR S&P Capital Markets ETF	KCE	SPDR Series Trust
SPDR Portfolio S&P 1500 Composite Stock Market ETF	SPTM	SPDR Series Trust
SPDR S&P Health Care Equipment ETF	XHE	SPDR Series Trust
SPDR S&P Health Care Services ETF	XHS	SPDR Series Trust
SPDR S&P Dividend ETF	SDY	SPDR Series Trust
SPDR S&P Homebuilders ETF	XHB	SPDR Series Trust
SPDR S&P Insurance ETF	KIE	SPDR Series Trust
SPDR S&P Internet ETF	XWEB	SPDR Series Trust
SPDR S&P Kensho Clean Power ETF	CNRG	SPDR Series Trust
SPDR S&P Kensho Final Frontiers ETF	ROKT	SPDR Series Trust
SPDR S&P Kensho Future Security ETF	FITE	SPDR Series Trust
SPDR S&P Kensho Intelligent Structures ETF	SIMS	SPDR Series Trust
SPDR S&P Kensho New Economies Composite ETF	KOMP	SPDR Series Trust
SPDR S&P Kensho Smart Mobility ETF	HAIL	SPDR Series Trust
SPDR S&P Metals & Mining ETF	XME	SPDR Series Trust
SPDR S&P 400 Mid Cap Growth ETF	MDYG	SPDR Series Trust
SPDR S&P 400 Mid Cap Value ETF	MDYV	SPDR Series Trust
SPDR Portfolio S&P 400 Mid Cap ETF	SPMD	SPDR Series Trust
SPDR S&P Oil & Gas Equipment & Services ETF	XES	SPDR Series Trust
SPDR S&P Oil & Gas Exploration & Production ETF	XOP	SPDR Series Trust
SPDR S&P Pharmaceuticals ETF	XPH	SPDR Series Trust
SPDR S&P Regional Banking ETF	KRE	SPDR Series Trust
SPDR S&P Retail ETF	XRT	SPDR Series Trust
SPDR S&P Semiconductor ETF	XSD	SPDR Series Trust
SPDR S&P 600 Small Cap ETF	SLY	SPDR Series Trust
SPDR S&P 600 Small Cap Growth ETF	SLYG	SPDR Series Trust
SPDR Portfolio S&P 600 Small Cap ETF	SPSM	SPDR Series Trust
SPDR S&P 600 Small Cap Value ETF	SLYV	SPDR Series Trust
SPDR S&P Software & Services ETF	XSW	SPDR Series Trust
SPDR S&P Telecom ETF	XTL	SPDR Series Trust
SPDR S&P Transportation ETF	XTN	SPDR Series Trust
SPDR SSGA Gender Diversity Index ETF	SHE	SPDR Series Trust
SPDR SSGA US Large Cap Low Volatility Index ETF	LGLV	SPDR Series Trust
SPDR SSGA US Small Cap Low Volatility Index ETF	SMLV	SPDR Series Trust
SPDR Nuveen Municipal Bond ETF	MBND	SSGA Active Trust
SPDR DoubleLine Total Return Tactical ETF	TOTL	SSGA Active Trust
SPDR SSGA Ultra Short Term Bond ETF	ULST	SSGA Active Trust
SPDR DoubleLine Emerging Markets Fixed Income ETF	EMTL	SSGA Active Trust
SPDR Blackstone Senior Loan ETF	SRLN	SSGA Active Trust